Exhibit 15


                          REGISTRATION RIGHTS AGREEMENT


          REGISTRATION RIGHTS AGREEMENT, dated as of August 17, 1998 (this "Agreement"), between Insilco Holding Co., a Delaware corporation (the "Company"), and the undersigned holder of shares of Insilco Corporation ("Insilco") common stock, par value $.001 per share (the "Stockholder" and, together with the Company, the "Parties"), who will, as of the effective time of the Reorganization Merger (as defined below) be the holder of shares of common stock, par value $0.001 per share, of the Company (the "Common Shares").

                             PRELIMINARY STATEMENTS

          WHEREAS, the Company is currently a wholly owned subsidiary of Insilco;

          WHEREAS, pursuant to an Agreement and Plan of Merger dated as of March 24, 1998 by and among the Company, Silkworm Acquisition Corporation, a Delaware corporation ("MergerSub"), and Insilco (as the same has been amended through the date hereof, the "Merger Agreement"), a wholly owned subsidiary of the Company ("Reorg Sub") will be merged with and into Insilco pursuant to Section 251(a) of the Delaware General Corporation Law (the "Reorganization Merger"), with Insilco continuing as the surviving corporation and as a wholly owned subsidiary of the Company;

          WHEREAS, immediately following the Reorganization Merger, MergerSub will be merged with and into the Company (the "Merger", and together with the Reorganization Merger, the "Mergers"), with the Company continuing as the surviving corporation;

          WHEREAS, the Stockholder will retain Common Shares in accordance with the terms of the Merger Agreement; and

          WHEREAS, upon consummation of the Mergers, the Stockholder may be subject to certain resale restrictions in respect of the Common Shares imposed by the federal securities laws and the rules and regulations promulgated thereunder.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1. DEFINITIONS. Terms used but not defined herein are used herein as defined in the Merger Agreement. The following terms, as used herein, have the following meanings:

     (a) "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term "control" (including with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), when used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise;

     (b) The "Commission" means the Securities and Exchange Commission;

     (c) "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder from time to time by the Commission;

     (d) "Holder(s)" means the Stockholder, any of its Affiliates and any successors and Affiliates thereof;

     (e) "Person" means any individual, corporation, general or limited partnership, limited liability company, joint venture, association, trust, unincorporated organization, government or department thereof, other entity or group (as defined in the Exchange Act);

     (f) "Registrable Securities" means, except as may be limited by Section 2.1, (i) the Common Shares to be received pursuant to the Merger Agreement and owned (beneficially or of record) by the Holders or any current or former partners or employees (the "GS Employees") of Goldman, Sachs & Co. ("Goldman Sachs") (which GS Employees shall be deemed "Holders" for purposes of this Agreement) immediately after the effective time of the Merger (the "Effective Time"), (ii) any Common Shares described in clause (i) acquired by Goldman Sachs or its Affiliates from GS Employees after the Effective Time and (iii) any securities issued or issuable in respect of such Common Shares by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise; and

     (g) "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder from time to time by the Commission.

                                   ARTICLE II

                               REGISTRATION RIGHTS

     SECTION 2.1. REGISTRABLE SECURITIES. The registration rights provided herein apply to Registrable Securities, but with respect to any particular Registrable Security, only so long as such security continues to be a Registrable Security. Any Registrable Security will cease to be a Registrable Security when (i) a registration statement (including the Shelf Registration Statement (as defined in Section 2.2)) covering such Registrable Security has been declared effective by the Commission and such Registrable Security has been sold, transferred or otherwise disposed of pursuant to such effective registration statement, (ii) it is sold pursuant to Rule 144 promulgated under the Securities Act, (iii) it has been otherwise transferred in compliance with
Section 5.07 of the Merger Agreement and it may be freely resold without subsequent registration under the

Securities Act or any blue sky law then in force, or (iv) it is sold, transferred or otherwise disposed of, whether directly or indirectly, to any Person other than a Holder or an Affiliate thereof.

     SECTION 2.2. SHELF REGISTRATION STATEMENT. (a) The Company shall prepare and file with the Commission a shelf registration statement (as amended and supplemented from time to time, the "SHELF REGISTRATION STATEMENT") relating to the resale of the Registrable Securities (and which may also include certain warrants to purchase the Company's Common Shares in accordance with Rule 415 under the Securities Act) and will use its best efforts (i) to cause such Shelf Registration Statement to be declared effective as promptly as practicable, but in any event within 90 days of the date hereof and (ii) to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of the Registrable Securities (including, without limitation, the filing of any amendments or supplements to such Shelf Registration Statement or the prospectus or any prospectus supplements forming a part thereof), from the date on which the Commission declares effective the Shelf Registration Statement until the first anniversary of the date hereof. The prospectus forming a part of the Shelf Registration Statement shall include, in addition to the other items required therein, a "Plan of Distribution" section providing for, among other things, one or more sales of Registrable Securities by the Holders, from time to time, (x) in market transactions or in privately negotiated transactions or (y) as contemplated by Section 2.1(b) below, pursuant to an underwritten offering to be described in a prospectus supplement to such prospectus. The Stockholder will use reasonable efforts to notify the Company of the sale of the last of the Registrable Securities; PROVIDED, that the failure of the Stockholder to so notify the Company in accordance with this sentence will not constitute a breach of any of the terms of this Agreement.

     (b) If the Stockholder so elects, the offering of Registrable Securities pursuant to the Shelf Registration Statement may be in the form of an underwritten offering. In such case, the Stockholder shall select the book-running and other managing underwriters in connection with such underwritten offering and any additional investment bankers and managers, if any, to be used in connection with the offering, in each case which are reasonably satisfactory to the Company; PROVIDED, that Goldman Sachs, if chosen by the Stockholder, shall be reasonably satisfactory to the Company.


                                   ARTICLE III

                             REGISTRATION PROCEDURES

     SECTION 3.1. FILINGS; INFORMATION. In connection with the Shelf Registration Statement pursuant to Section 2.2 hereof, the Parties agree as follows:

     (a) The Stockholder will notify the Company at least 5 business days prior to any Holder making any offer or sale of any Registrable Securities pursuant to the Shelf Registration Statement other than as contemplated by clause (x) of the last sentence of Section 2.2 (which will not require such notice), to the extent such offer or sale will require the preparation and distribution of an amendment or supplement to the prospectus forming a part of the Shelf Registration Statement. Such notice shall contain such information regarding the selling Holders, the proposed plan of underwriting of the Registrable Securities (if applicable) and such other information as may be legally required in connection with such registration (which notice may be required to be updated with such required information as the Company may from time to time reasonably request). The Company will promptly incorporate such information in the Shelf Registration Statement, pursuant to a post-effective amendment or supplement, if necessary, including a prospectus supplement. The Company shall be entitled, by written notice to the Stockholder, to postpone or suspend for a reasonable period of time (not to exceed a total of 60 days during the period of effectiveness of the Shelf Registration Statement) (the "Blackout Period") the proposed offering of Registrable Securities if the Company shall determine in good faith that such offering is reasonably likely to interfere with a pending or contemplated merger, sale or acquisition of assets, recapitalization or other corporate action or policies of the Company (other than sales of equity securities of the Company or securities convertible into or exchangeable for equity securities of the Company, unless the Company agrees to include the Registrable Securities sought to be sold by the Holders in the offering by the Company). If the Company elects to so postpone or suspend the proposed offering of Registrable Securities, the Company shall, to the extent necessary, amend or supplement the Shelf Registration Statement to permit the offering of Registrable Securities as soon as is reasonably practicable, but in any event, within the number of days remaining in the Blackout Period.

     (b) The Company will, if requested, prior to filing the Shelf Registration Statement or any amendment or supplement thereto, furnish to the Stockholder and each managing underwriter, if any, copies thereof (which documents will be subject to their review), and thereafter furnish to the Stockholder and each such underwriter, if any, such number of copies of the Shelf Registration Statement, and any amendments and supplements thereto (in each case including all exhibits thereto and documents incorporated by reference therein) and the prospectus and any prospectus supplements included in the Shelf Registration Statement (including each preliminary prospectus) as the Stockholder or such underwriter may reasonably request in order to facilitate the sale of the Registrable Securities;

     (c) (i) the Company will notify the Stockholder (and, if requested, confirm such notice in writing), promptly after the Company shall receive notice thereof
(x) of the time when the Shelf Registration Statement has become effective or when any amendment or supplement to the Shelf Registration Statement or any prospectus or prospectus supplement forming a part thereof has been filed, and
(y) of any request by the Commission for the amendment or supplement of the Shelf Registration Statement, the prospectus or any prospectus supplement or for additional information; and (ii) after the filing of the Shelf Registration Statement, the Company will promptly notify the Stockholder of any stop order issued or, to the knowledge of the Company, threatened to be issued by the Commission and take all necessary actions required to prevent the entry of such stop order or to remove it if such stop order is entered;

     (d) the Company will use all reasonable efforts to qualify the Registrable Securities for offer and sale under such other securities or blue sky laws of such jurisdictions in the United States as the Stockholder or the managing underwriter, if any, reasonably (in light of the

Holders' intended plan of distribution) requests; PROVIDED, HOWEVER, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

     (e) the Company shall, as promptly as practicable, notify the Stockholder (and, if requested, confirm such notice in writing), at any time when a prospectus relating to the sale of the Registrable Securities is required by law to be delivered, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus or prospectus supplement so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus or prospectus supplement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and as promptly as practicable make available to the Holders and to the underwriters, if any, any such supplement or amendment. The Holders agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in the preceding sentence, the Holders will forthwith discontinue the offer and sale of Registrable Securities pursuant to the Shelf Registration Statement until receipt of the copies of such supplemented or amended prospectus or prospectus supplement and, if so directed by the Company, the Holders will deliver to the Company all copies, other than permanent file copies then in the Holders' possession, of the most recent prospectus or prospectus supplement, as the case may be, covering such Registrable Securities at the time of receipt of such notice. In the event the Company shall give such notice, the Company shall extend the period during which such Shelf Registration Statement shall be maintained effective as provided in Section 2.2(a)(ii) hereof by the number of days during the period from and including the date of the giving of such notice to the date when the Company shall make available to the Holders such supplemented or amended prospectus or prospectus supplement, as the case may be;

     (f) the Company will enter into customary agreements (including an underwriting agreement in customary form that is reasonably acceptable to it) and take such other actions as are reasonably required in order to expedite or facilitate the sale of such Registrable Securities;

     (g) in connection with underwritten offerings, at the request of the Stockholder or any managing underwriter, the Company will furnish to the Stockholders and to each underwriter, if any, a signed counterpart, addressed to the Holders and each underwriter, of (i) an opinion or opinions of counsel to the Company (including a "Rule 10b-5" opinion) and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the type customarily covered by opinions or comfort letters delivered to such parties;

     (h) the Company will make available for inspection by the Holders participating in such offering, any underwriter participating in any disposition pursuant to the Shelf Registration Statement, any attorney, accountant or other agent retained by any such Holder or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Holder, underwriter, attorney, accountant or agent in connection with the Shelf Registration Statement, and cause such officers, directors and employees to be available for discussion of such information and other customary due diligence matters;

     (i) commencing within three months after the effective date of the Shelf Registration Statement, the Company will make generally available to its securityholders, as soon as reasonably practicable, a consolidated earnings statement covering a period of 12 months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder;

     (j) the Company will use its best efforts to cause all Common Shares (including, without limitation, all Registrable Securities) to be listed on each securities exchange, if any, or the National Association of Securities Dealers' (the "NASD") Nasdaq National Market or Nasdaq SmallCap Market interdealer quotation systems on which similar securities issued by the Company are then listed, but only if such securities are listed at such time;

     (k) the Company will use reasonable best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders participating in such offering or the underwriters, if any, to consummate the disposition of such offering of Registrable Securities, subject to the proviso contained in clause (d) above;

     (l) the Company will cooperate and assist in any filings required to be made with the NASD and in performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD; and

     (m) the Company will provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement.

     SECTION 3.2. REGISTRATION EXPENSES. In connection with the offering of Registrable Securities pursuant to the Shelf Registration Statement, the Holders participating in such offering shall be responsible for any underwriting discounts or commission that may be payable in connection with the sale of their securities. The Company will pay all other expenses incurred in connection with such registration, including, but not limited to, (i) all filing fees with the Commission, (ii) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the securities), (iii) printing expenses, (iv) the fees and expenses incurred in connection with any listing of the securities, (v) fees and expenses of counsel and independent certified public accountants for the Company (including the expenses of any comfort letters pursuant to Section 3.1(g) hereof) and (vi) the reasonable fees and expenses of any additional experts retained by the Company in connection with such registration. The Company shall also pay internal Company expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) relating to the offering of Registrable Securities pursuant to the Shelf Registration Statement.

                                   ARTICLE IV

                        INDEMNIFICATION AND CONTRIBUTION

     SECTION 4.1. (a) INDEMNIFICATION BY THE COMPANY. In the event of any registration pursuant to Article II hereunder, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its employees, officers, directors, fiduciaries, shareholders, general and limited partners (and the employees, officers, directors, fiduciaries, shareholders and general and limited partners thereof), each other Person who participates as an underwriter or a qualified independent underwriter, if any, in the offering or sale of such securities, each employee, officer, director, fiduciary, shareholder and general and limited partner of such Person, and each other Person (including any such Person's employees, officers, directors, fiduciaries, shareholders and general and limited partners), if any, who controls any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities (joint or several), actions and proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees and expenses of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld or delayed) (such expenses and amounts paid in settlement, collectively, "Damages") actually incurred by each such indemnified party under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or Damages arise out of or are based upon any of the following actual or alleged statements, omissions or violations (each, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered pursuant to this Agreement under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; or (iii) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; PROVIDED, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claims or Damages arise out of or is based upon (x) any sales by any such indemnified party after the Company has informed the Stockholder under Section 3.1(e) and prior to the delivery by the Company of any supplement or amendment to such prospectus (where such supplement or amendment is intended to cure the defect giving rise to such Claims or Damages), and (y) any Violation which occurs in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such indemnified party expressly stating that such information is for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

     (b) INDEMNIFICATION BY THE HOLDERS. Each Holder of Registrable Securities as to which the Shelf Registration Statement is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4.1), to the extent permitted by law, the Company, its employees, officers, directors, fiduciaries and shareholders (and the employees, officers, directors, fiduciaries and shareholders and general and limited partners thereof) and each other Person (including any such Person's employees, officers, directors, fiduciaries, shareholders and general and limited partners), if any, controlling the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, and all other prospective sellers and their employees, officers, directors, fiduciaries, shareholders and respective controlling Persons (including any such Person's employees, officers, directors, fiduciaries, shareholders and general and limited partners), against any and all Claims and Damages actually incurred by each such indemnified party under the Securities Act, the Exchange Act or otherwise, insofar as such Claims or Damages arise out of or are based upon any Violation which occurs in reliance upon and in conformity with written information furnished in writing to the Company or its representatives by or on behalf of such Holder expressly stating that such information is for use in connection with any registration statement, preliminary, final or summary prospectus or amendment or supplement or document incorporated by reference into any of the foregoing; PROVIDED, HOWEVER, that the aggregate amount which any such Holder shall be required to pay pursuant to this
Article IV shall be limited to the amount of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the registration statement giving rise to such Claim. The Company and the Stockholder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by any Holder to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such registration statement, preliminary, final or summary prospectus or amendment or supplement thereto are statements specifically relating to (A) the beneficial ownership of Common Shares by such Holder, (B) the name and address of such Holder and (C) any information included in any notice provided pursuant to the first sentence of Section 3.1(a) (including, without limitation, the proposed plan of underwriting described therein). Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

     SECTION 4.2. BLUE SKY. Indemnification similar to that specified in the preceding Section 4.1 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities (and, if the Company requires as a condition to including any Registrable Securities in any registration statement filed in accordance with Article II, any underwriter and qualified independent underwriter, if any) with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

     SECTION 4.3. CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party under Section 4.1 (a) or (b) above of notice of the commencement of any action, such indemnified party (the "Indemnified Party") shall, if a Claim in respect thereof is to be made against an indemnifying party under such subsection (the "Indemnifying Party"), notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party (i) except to the extent that the Indemnifying Party is prejudiced by such failure to notify or
(ii) otherwise than under such subsection. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the Indemnified Party, be counsel to the Indemnifying Party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. The Indemnifying Party shall not be liable for any Damages arising out of or relating to any settlement or compromise of any proceeding effected without its prior written consent (which consent shall not be unreasonably withheld), but if settled or compromised with such consent, or if there be a final, nonappealable judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless any Indemnified Party from and against any and all Damages actually incurred by such Indemnified Person (to the extent provided in this Article IV) by reason of such settlement or judgment. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of, any Indemnified Party.

     SECTION 4.4. CONTRIBUTION. (a) If the indemnification provided for in this
Article IV is unavailable to or insufficient to hold harmless an Indemnified Party under Section 4.1 (a) or (b) above in respect of any Claims and Damages (or actions in respect thereof) referred to therein, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such Claims and Damages (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the Violations (or actions in respect thereof) which resulted in such Claims and Damages (or actions in respect thereof). If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party in connection with the Violations which resulted in such Claims and Damages (or actions in respect thereof), as well as any other relevant equitable considerations (including any material prejudice as a result of any failure to give notice as required by Section 4.3 above). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of the Claims and Damages (or actions in respect thereof) referred to above in this Section 4.4 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or Claim.

     (b) The Parties agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.


     (c) Notwithstanding the provisions of this Section 4.4, no Holder shall be required to contribute any amount in excess of the amount of the net proceeds received by such Holder from the sale of Registrable Securities pursuant to the Shelf Registration Statement giving rise to such contribution obligation.



                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.1. RULE 144. The Company covenants that it will use its best efforts to file any reports required to be filed by it under the Securities Act and the Exchange Act and that it will take such further action as the Holders may reasonably request, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 and Rule 145 under the Securities Act, as such rules may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Holder, the Company will promptly deliver to the Holders a written statement as to whether it has complied with such requirements.

     SECTION 5.2. HOLDBACK AGREEMENT. In connection with any offering in which a Holder participates pursuant to this Agreement or otherwise, the Parties agree that neither the Company nor any other holder of securities of the Company shall be required to enter into any agreement, or make any commitment, that prohibits, limits or restricts (or purports to prohibit, limit or restrict) in any fashion their ability to effect any public sale or distribution of any Common Shares, or any securities convertible into or exchangeable or exercisable for Common Shares, whether pursuant to an underwritten public offering or otherwise, except to the extent necessary to comply with Section 3.1(a).

     SECTION 5.3. ASSIGNMENT. The Stockholder and its Affiliates shall be entitled to assign the rights granted herein, in whole or in part, to any transferee of Registrable Securities that is an Affiliate of such Stockholder or any of its Affiliates and such Registrable Securities do not cease being Registrable Securities pursuant to
Section 2.1 upon consummation of such transfer. Upon such assignment, each reference in this Agreement to the "Stockholder," the "Holders" or the "Parties" shall be deemed to include the permitted assignee. Except as set forth in this
Section 5.3, none of the rights of any Holder under this Agreement shall be assignable by any such Holder to any Person to which such Holder has, directly or indirectly, sold, transferred or otherwise disposed of Registrable Securities.

     SECTION 5.4. TERMINATION. This Agreement shall terminate upon the earlier to occur of (i) the sale of all Registrable Securities by the Holders and any permitted transferee pursuant to Section 5.3, (ii) the mutual consent of the Parties and (iii) one year from the date hereof, except that such one-year period shall be extended by the same number of days as required by the last sentence of Section 3.1(e); PROVIDED, HOWEVER, that, in any event, Article IV shall survive such termination.

     SECTION 5.5. NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or telegram or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 5.5):

          (a)      if to the Company:

                           Insilco Holding Co.
                           425 Metro Place North
                           5th Floor
                           Dublin, Ohio 43017
                           Telecopier:  (614) 791-3195
                           Attention:  General Counsel

                           with a copy to:

                           Davis Polk & Wardwell
                           450 Lexington Avenue
                           New York, New York 10017
                           Telecopier No.:  (212) 450-4800
                           Attention:  John W. Buttrick, Esq.

          (b)      if to Stockholder:

                           Water Street Corporate Recovery Fund I, L.P.
                           c/o Goldman, Sachs & Co.
                           85 Broad Street
                           New York, New York 10004
                           Telecopier:  (212) 357-5505
                           Attention:  David J. Greenwald, Esq.

                           with a copy to:

                           Wachtell, Lipton, Rosen & Katz
                           51 West 52nd Street
                           New York, NY  10019
                           Telecopier No.:  (212) 403-2000
                           Attention:  Mitchell S. Presser, Esq.

     SECTION 5.6. AMENDMENTS; WAIVER. Subject to the terms of Section 5.3 hereof, this Agreement may not be amended or modified except by an instrument in writing signed by, or on behalf of, the Parties; PROVIDED, HOWEVER, that the Parties may (i) extend the time for the performance of any of the obligations or other acts of the other Party or (ii) waive compliance with any of the agreements or conditions of the other Party contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition, of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of any such rights.

     SECTION 5.7. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions set forth in this Agreement is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions set forth in this Agreement be consummated as originally contemplated to the fullest extent possible.

     SECTION 5.8. BINDING EFFECT; BENEFIT. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, except as expressly provided in Article IV, nothing in this Agreement, is intended to confer on any person other than the Parties, the Holders and their respective permitted successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 5.9. SPECIFIC PERFORMANCE. The Parties agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

     SECTION 5.10. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware applicable to contracts executed in and to be performed in that State. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any Delaware state or federal court.

     SECTION 5.11. HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

     SECTION 5.12. COUNTERPARTS. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

     SECTION 5.13. WAIVER OF JURY TRIAL. EACH OF THE COMPANY AND THE STOCKHOLDER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE COMPANY OR THE STOCKHOLDERS IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

     SECTION 5.14. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the Parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any Party unless made in writing and signed by all Parties.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                      INSILCO HOLDING CO.


                                      By: /s/ Kenneth H. Koch
                                      Name: Kenneth H. Koch
                                      Title: Vice President and General Counsel

                                      STOCKHOLDER:

                                      WATER STREET CORPORATE RECOVERY
                                      FUND I, L.P.

                                      By:    Goldman, Sachs & Co.,
                                             its General Partner


                                      By: /s/ Joseph Gleberman
                                         Name: Joseph Gleberman
                                         Title: Managing Director